TRADEMARK ASSIGNMENT AND SETTLEMENT agreement

This Trademark Assignment and Settlement Agreement (the “Agreement”) is entered into by and between STUDIOCANAL, a Société anonyme of France, having an address at 1 Place du Spectacle, F-92130, Issy Les Moulineaux, France, and CAROLCO PICTURES, Inc., a Florida corporation, having an address at 5550 Glades Road, Suite 500, Boca Raton, Florida 33431, USA (“CPI”), (each a “Party” and collectively the “Parties”).

whereas, CPI is the record holder of U.S. Reg. No. 4819063 for the mark CAROLCO covering “[p]roduction and distribution of television shows and movies” in International Class 41 (“CAROLCO Registration”);

whereas, STUDIOCANAL previously owned U.S. trademark registrations for the CAROLCO mark, both in standard characters and in stylized format, and whereas STUDIOCANAL has since the 1990s used, and continues still today to use, the CAROLCO mark in U.S. commerce;

WHEREAS, a dispute has arisen between STUDIOCANAL and CPI in relation to the CAROLCO registration based on CPI’s application for and grant of U.S. Trademark Registration No. 4819063 for the CAROLCO word mark by BRICK TOP PRODUCTIONS INC. (“BRICK TOP”);

WHEREAS CPI proposed to sell the CAROLCO Registration to STUDIOCANAL; and

WHEREAS, STUDIOCANAL and CPI desire to settle this dispute under the terms specified below.

NOW THEREFORE, the Parties agree as follows:

1.	The Parties have signed the Trademark Assignment Recordal Form attached to this agreement as Exhibit A.

2.	No earlier than the wiring of the one-time payment set forth in Section 8 of this Agreement, STUDIOCANAL shall file the Trademark Assignment Recordal Form with the U.S. Patent and Trademark Office’s Assignment Recordation Branch and forward a copy of the filing receipt to counsel for CPI.

3.	As of the Effective Date, CPI agrees that it and its affiliates will cease producing and distributing television shows, movies or any other media under the CAROLCO mark (including in standard characters or stylized format) or any mark confusingly similar thereto. Within 10 days after the Effective Date, CPI will initiate the process of changing its name, including setting a record date for any requisite shareholder action, and submitting to the U.S. Securities and Exchange Commission the preliminary Schedule 14A or 14C (as applicable). Upon completion of the required securities and corporate law actions, but in no event more than 75 days after the Effective Date, unless such delay is caused by a regulatory agency and not CPI, CPI will change its name to remove reference to CAROLCO, and will remove all mention of the CAROLCO name from its products, website, and all future corporate documents. For the avoidance of doubt, CPI will diligently pursue the name change described herein, and shall diligently undertake all necessary actions to facilitate the regulatory process.

4.	As of the Effective Date, CPI will also remove all images and titles of Carolco Pictures’ Library films from its and its affiliates’ websites. CPI further agrees that neither it nor any of its affiliates will ever use any images from or titles of works in the Carolco Pictures Library in the future.

5.	CPI agrees that neither it nor any of its affiliates will use or apply for registration of any marks containing the term CAROLCO or variations thereof in connection with any entertainment-related products or services, including but not limited to production and distribution of television shows and movies.

6.	Each Party hereby agrees to release the other Party, its affiliates, subsidiaries, holding companies and other entities within its control, successors and assigns, and all officers, directors, employees, agents, representatives, third party vendors, insurers and attorneys, from any and all claims, causes of action or demands of any kind or nature whatsoever which arise from use of the CAROLCO marks in connection with entertainment-related products or services and which existed prior to the Effective Date of this Agreement.

7.	CPI agrees not to oppose or otherwise challenge STUDIOCANAL’s use of, trademark applications, or registrations for the CAROLCO mark, or any mark containing a variation of the term CAROLCO.

8.	In consideration of the above, STUDIOCANAL agrees to pay CPI a one-time lump sum settlement in the amount of $9,000 within 15 business days of the Effective Date by wire transfer to such bank account as CPI shall designate in writing.

9.	Within three (3) business days following CPI’s receipt of the one-time payment set forth in Section 8 of this Agreement, CPI agrees to surrender the domain name http://www.carolcopictures.com/ to STUDIOCANAL with any future payments related to the domain name to be assumed by STUDIOCANAL.

10.	STUDIOCANAL and CPI agree and acknowledge that the terms of this Agreement shall remain confidential except as required under operation of law, including, but not limited to, the extent required on Form 8K pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 or as necessary to enforce the terms of this Agreement. CPI further agrees it will consult, in advance, with STUDIOCANAL with respect to the form, timing, and content of any press release, public statement, or other disclosure required by law, including but not limited to Form 8K pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934, as such disclosure pertains to the change of name of CPI away from the CAROLCO name and corresponding amendment to its charter.

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11.	Nothing in this Agreement shall be construed to put the Parties in the relationship of partners, licensor/licensee, joint venturers, principal and agent, representative and affiliate or employer and employee and neither shall have the right to act on behalf of or bind the other.

12.	Each Party shall bear its own costs and attorney’s fees in connection with this Agreement and the subject matter herein.

13.	Except where otherwise provided, any notice provided for in this Agreement shall be deemed sufficiently made when sent by overnight courier, or via email followed by first class mail,

if for STUDIOCANAL, to:

StudioCanal
1 Place du Spectacle
F-92130
Issy Les Moulineaux
France

with a copy to:

Baker & McKenzie LLP
452 Fifth Avenue
New York, New York 10018

Tel:	(212) 626-4557
Attn:	Pamela T. Church, Esq.
Email:	Pamela.Church@bakermckenzie.com

if for CPI, to:

Recall Studios, Inc.
5550 Glades Road
Suite 500
Boca Raton, Florida 33431
USA

14.	Each Party represents and warrants that it has been fully advised by its respective attorneys, or has had the opportunity to consult with its attorneys, concerning its rights and obligations under and pursuant to the terms of this Agreement, and has further been advised by its attorneys, or has had the opportunity to be advised by its attorneys, as to the terms and effects of this Agreement.

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15.	It is expressly understood and agreed that this Agreement (a) has been freely and voluntarily entered into by each Party, (b) that in entering into this Agreement, neither Party is relying or has relied upon any written or oral representations, warranties or promises, express or implied, in fact or in law, made by any Party or any other person, firm, or entity, or upon any consideration received or to be received by any Party from any other person, firm, or entity, except as may be explicitly specified and expressly set forth herein, and (c) no written or oral agreements, representations, warranties, or promises of any kind, other than as may be explicitly specified and expressly set forth in this Agreement, have been made by any Party to induce the other Party to enter into this Agreement.

16.	This Agreement and the relationship of the Parties shall be governed and construed in all respects in accordance with the laws of the State of New York, without regard to choice of law principles.

17.	In the event of any dispute under this Agreement arising between or among the Parties, exclusive jurisdiction for the determination of any such dispute solely between or among the Parties to this Agreement is hereby vested in the United States District Court for the Southern District of New York and each Party hereto agrees to submit to the jurisdiction of such court in either the City or State of New York for the determination of any such dispute.

18.	This Agreement constitutes the entire agreement between the Parties and may only be amended in a writing signed by both Parties.

19.	No waiver of any term or condition of this Agreement, or of any breach of this Agreement or of any part hereof, shall be deemed a waiver, nor shall any waiver constitute or be deemed a continuing waiver of any other term or condition of this Agreement or of any later breach of the Agreement or of any part hereof. No waiver shall be binding unless executed in writing by the Party making the waiver.

20.	In the event that any provision of this Agreement shall be deemed invalid by a court of competent jurisdiction, that provision shall be stricken, and the remainder of the Agreement shall remain in full force and effect.

21.	The Parties agree not to challenge the validity of this Agreement.

22.	The undersigned parties represent and warrant that each signatory to this Agreement is duly authorized to sign for the purpose and in the capacity in which she or he purports to sign.

23.	This Agreement may be signed in counterparts and when taken together, the counterparts shall constitute one and the same instrument. PDFs or faxes of an executed copy of this Agreement will be treated as an original executed copy of the Agreement.

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24.	This Agreement shall be binding upon, and shall inure to the benefit of each Party’s respective successors, assigns, affiliates and licensees.

25.	This Agreement shall enter into force upon its execution by authorized representatives of both Parties (the “Effective Date”).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed.

CAROLCO PICTUREs INC.		STUDIOCANAL

by:	/s/ Alexander Bafer	by:	/s/ Didier Lupfer
Name:	Alexander Bafer	Name:	Didier Lupfer
Title:	CEO	Title:	Chairman and CEO
Date:	July 19, 2017	Date:	July 19, 2017

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Exhibit A

Trademark Assignment Recordal Form

ASSIGNMENT OF TRADEMARKS

The undersigned, Carolco Pictures, Inc., a Florida corporation, having an address at 5550 Glades Road, Suite 500, Boca Raton, Florida 33431, USA (“Assignor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, received from StudioCanal, a Société anonyme of France, having an address at 1 Place du Spectacle, F-92130, Issy Les Moulineaux, France (“Assignee”), on this 19th day of July 2017, does hereby assign, transfer, deliver and set over to Assignee and Assignee’s successors and assigns forever, and Assignee hereby acquires from Assignor, all of Assignor’s right, title and interest in and to:

the U.S. trademarks, service marks, trade names, logos, insignias, designs and other proprietary interests therein, including, without limitation, all registrations and applications for registration therefor listed below, together with the whole of the good will of the business associated therewith, (the “Trademarks”).

Registration No. 4819063 for CAROLCO

Said Trademarks to be held and enjoyed by Assignee, for its own use and enjoyment, and for the use and enjoyment of its successors and assigns forever, at common law and/or to the end of the term or terms for which registration of the said Trademarks may be granted, or renewed, as fully and entirely as the same would have been held and enjoyed by Assignor had the assignment set forth herein not been made; together with all causes of action and the proceeds thereof in favor of Assignor heretofore accrued or hereafter accruing by reason of past infringement, dilution, misappropriation or other violation of the Trademarks, with the right to sue and collect damages for its own use and benefit, and for the use and on behalf of its successors or assigns.

From and after the date hereof, Assignor shall, upon request and at the expense of Assignee, but without further consideration, do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by Assignee to transfer, convey and assign to Assignee possession and use of the Trademarks to comply with all applicable legal requirements to effect such transfers, conveyances and assignments.

CAROLCO PICTUREs INC.		STUDIOCANAL

by:	/s/ Alexander Bafer	by:	/s/ Didier Lupfer
Name:	Alexander Bafer	Name:	Didier Lupfer
Title:	CEO	Title:	Chairman and CEO
Date:	July 19, 2017	Date:	July 19, 2017